Exhibit 10.2


                         ALLIANCE AGREEMENT

                              Between
                   DYNAMOTIVE TECHNOLOGIES CORPORATION
                               and
                             TECNA S.A.


T A B L E   O F   C O N T E N T S
Page
Part 1 DEFINITIONS AND INTERPRETATION                          1
  Definitions                                                  1
  Interpretation                                               4
  Schedules                                                    5

Part 2 Term                                                    6
  Term of Agreement                                            6

Part 3 Project management committee                            6
  Project Management Committee                                 6
  Duties of the Project Management Committee                   6
  Meetings of the Project Management Committee                 6
  Notices of Project Management Committee Meetings             7
  Quorum of the Project Management Committee                   7
  Decisions of the Project Management Committee                7
  Exchange of Information for Project Management Committee     7

Part 4 technical support, CONSULTING, RESEARCH & Personnel     7
  Technical Support                                            7
  Personnel                                                    8
  Replacement Rights of DynaMotive                             8
  Additional Personnel                                         9
  Tecna Partners                                               9
  Consulting                                                   9
  Research by Tecna                                            9
  Use of Research Information                                 10
  Disclosure of Research Information                          10
  Disclosure of Research Results                              10
  Use of the Technology IPR                                   10
  Establishment of Facilities                                 10

Part 5 Services                                               11
  Services                                                    11
  Right of First Refusal-Exclusivity as Provider              11
  Turn Key Projects                                           12
  Marketing                                                   12
  Fees for Engineering Services                               13
  Incentives                                                  13
  Fees for Services to Licensees                              14
  Expenses                                                    14

Part 6 INFORMATION, ASSISTANCE AND COOPERATION                14
  Provision by DynaMotive of the Technology                   14
  Provision of Technical Assistance and Information to
  DynaMotive                                                  14
  Availability of Latest Technology                           14
  Non-Solicitation of Employees                               14

Part 7 LICENSES, TRADEMARKS AND PATENTS                       15
  License of the Technology                                   15
  Trademark/Brand Use                                         15
  Action by Parties to Protect Intellectual Property from
  Infringement                                                15

Part 8 NON-COMPETITION                                        15
  Non-Competition by Tecna                                    15
  Proceedings                                                 16

Part 9 IntellecTual property &  CONFIDENTIALITY               16
  Intellectual Property Ownership                             16
  Retention of Materials                                      16
  Disclosure                                                  16
  Assistance                                                  17
  Confidentiality Obligations                                 17
  Publicity                                                   17
  Treatment of Confidential Information                       18
  Actions to Protect Confidential Information                 18
  No Waiver By Virtue of Non-Exercise of Rights               18
  Confidentiality Provisions Effective on Effective Date      18

Part 10 WARRANTIES & Limited Liability                        18
  Warranty                                                    18
  Limited Liability                                           19
  Indemnity                                                   19

Part 11 TERMINATION                                           20
  Termination Without Cause                                   20
  Termination for Cause                                       20
  Notice of Fundamental Breach                                20
  Curing of Fundamental Breach                                20
  Termination on Failure to Cure Fundamental Breach           21
  Termination of Service Schedules                            21
  No Limitation of Remedies                                   21

Part 12 DISPUTE RESOLUTION AND APPLICABLE LAW                 21
  Dispute Resolution                                          21
  Applicable Law                                              22

Part 13 GENERAL                                               22
  Modifications, Approvals and Consents                       22
  Further Assurances                                          23
  Entire Agreement                                            23
  Expenses                                                    23
  Notices                                                     23
  Deemed Receipt                                              24
  Change of Address                                           24
  Force Majeure                                               24
  Time Limits Extended                                        24
  Elimination of Intervening Event                            24
  Continuation of Intervening Event                           24
  Enurement                                                   25
  Severability                                                25
  Survivability                                               25
  Cooperation                                                 25
  Deemed Term of Agreement                                    25
  Time of the Essence                                         26
  Counterparts                                                26
  No Partnership or Unincorporated Joint Venture              26

                    NEW ALLIANCE AGREEMENT
THIS AGREEMENT is dated for reference May 9, 2001
AMONG:

              DYNAMOTIVE TECHNOLOGIES CORPORATION,
              a corporation having an office at
              105-1700 West 75th Avenue, Vancouver,
              British Columbia, Canada V6P 6G2
              ("DynaMotive")
AND:

              TECNA S.A., a corporation having an office at Paseo Colon 439 - 6 Floor Piso, Buenos Aires,
              Argentina C1063ACE
              ("Tecna")

              (DynaMotive and Tecna are collectively
              referred to herein as the "Parties" and
              individually as a "Party")
WHEREAS:
(A) DynaMotive owns technology for production of a clean fuel alternative known as "Bio-Oil" through a pyrolysis process
      (the "Technology") and wishes to develop and commercially exploit the Technology;

(B) Tecna is a solution company that provides engineering consulting and technical support services; and

(C) DynaMotive wishes to engage Tecna to provide engineering consulting and technical support services to assist in the development, research and evaluation and commercial exploitation of the Technology;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT the Parties mutually covenant and agree as follows:



                                 PART 1

                    DEFINITIONS AND INTERPRETATION

DEFINITION
1.1 In this Agreement, including the recitals, except as otherwise expressly provided or unless the context otherwise requires,

     "Affiliate" of, or a Person "Affiliated" with, a particular
     Person, means a Person that, directly or indirectly, controls, is under common control with or is controlled by the specified Person;

     "Bio Oil" means the fuel oil produced from biomass using the Technology;

     "Breaching Party" has the meaning ascribed to that term in 11.2;

     "Business Day" means a day that is not a Saturday or a Sunday or a Canadian federal or a British Columbia provincial or Argentinean federal statutory holiday;

     "Canadian Dollar" or "Cdn.$" means a Canadian dollar or the basic unit of Canadian legal tender commonly used in Canada;

     "Confidential Information" means any confidential oral, written or electronic data and information now or hereafter existing during the currency of this Agreement, clearly identified as confidential, relating to the business and management of either Party, to which access is granted or obtained by the other Party;

     "Control" of a corporation, limited liability company, other body corporate or other entity by a Person only occurs, for the purposes of this Agreement, if securities of the corporation, limited liability company, other body corporate or other entity to which are attached more than 50% of the votes that may be cast to elect directors of the corporation, limited liability company, other body corporate or other entity (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) or other rights to elect a majority of directors or such other members are held, other than by way of security or pledge only, by or for the benefit of that Person, and the votes attached to those securities are sufficient, or such rights are sufficient, if exercised, to elect a majority of the directors (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) of the corporation, limited liability company, other body corporate or other entity;

     "DynaMotive Business" means the business of researching, developing, designing, manufacturing, assembling, installing, distributing, marketing and commercial exploitation of the Technology and related technology;

     "Effective Date" means the date on which this Agreement is executed by the parties hereto;

     "Encumbrance" means any mortgage, charge, pledge, hypothecation, lien, easement, right-of-way, encroachment, security interest, covenant, condition, right of re-entry, right of possession, lease, license, assignment, option, claim or other title defect, encumbrance or charge, whether or not registered or registrable and whether or not consensual or arising by law, statutory or otherwise;

     "Existing Affiliate", at any particular time, means any entity defined as an affiliate of either Party as at the Effective Date;

     "Fundamental Breach" has the meaning ascribed to that term in 11.2;

     "GAAP" means, with respect to the determination of any accounting issue relating to a financial statement or record or any component thereof for any corporation, limited liability company or body corporate the generally accepted accounting principles applicable in Canada;

     "Governmental Authority" means, the government of Canada, the government of a Canadian province or territory and the government of any other applicable country or state, and each ministry, department, commission, board, bureau or other agency of, or municipality, regional district or other local governing body established by, any such government, or other political subdivision thereof, and includes any Person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government;

     "Improvements" means all updates, modifications, enhancements, improvements and derivations related to Intellectual Property Rights or Know-How;

     "Intellectual Property Rights" or "IPRs" of a Person means that Person's rights to all inventions, designs, trade secrets, ideas, work, technology, innovations, creations, concepts, moral rights, development drawings, research, analysis, experiments, copyrights, data, formulas, methods, procedures, processes, systems and techniques whether or not a registration or record as a patent, industrial design or similar proprietary right has been obtained or applied for, including any Improvements thereto;

     "Intervening Event" has the meaning ascribed to that term in 13.8;

     "Know-How" of a Person means that Person's rights to all inventions, designs, trade secrets, ideas, work, technology, know-how, innovations, creations, concepts, moral rights, development drawings, research, analysis, experiments, copyrights, data, formulas, methods, procedures, processes, systems and techniques for which no registration or record as a patent, industrial design or similar proprietary right has been obtained or applied for, but does not include trademarks or trade names;

     "Liabilities" in respect of a Person means collectively, all liabilities, indebtedness, capitalized lease obligations, advances, debts, duties, endorsements, guarantees, obligations, responsibilities and undertakings of such Person assumed, created, incurred, or made, or to which such Person is bound or subject, whether voluntary or involuntary, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether in respect of which such Person is liable individually or jointly with others;

     "Non-Breaching Party" has the meaning ascribed to that term in 11.2;

     "Notice" has the meaning ascribed to that term in  13.5;

     "Notice of Fundamental Breach" has the meaning ascribed to that term in 11.2;

     "Notice of Termination" has the meaning ascribed to that term in 11.5;

     "Person" means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or Governmental Authority or trustee, executor, administrator or other legal representative;

     "Personal Property" means all right, title and interest of a Person in and to property and assets, other than rights under contracts or agreements (except Intellectual Property Rights and rights in respect of Know-How), land and buildings;

     "Project Management Committee" means the management committee to be formed by DynaMotive and Tecna pursuant to 3.1;

     "Services" means the technical support, consulting, research, personnel and other services to be provided by Tecna under this Agreement;

     "Tecna Partner" means external consultant contracted by Tecna;

     "Technology" has the meaning ascribed to it in Recital (A) and includes Improvements and related Intellectual Property Rights;

     "Technology License" has the meaning ascribed to it in  7.1;

     "Term" has the meaning ascribed to it in  2.1;

     "Third Party" in relation to a Party means an individual, corporation or other entity with which that Party deals at arm's length and that is not an Affiliate of that Party; and

     "United States Dollar" or "Dollar" or "US$" or "$" means a United States of America dollar or the basic unit of legal tender commonly used in the United States of America.


INTERPRETATION

1.2 In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     "this Agreement" means this New Alliance Agreement, including the Schedule hereto and the New Reference Deed, as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

     the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope;

     all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with GAAP applied on a consistent basis;

     words, phrases and acronyms not expressly defined herein that have meaning commonly understood by persons knowledgeable in the business of process or project engineering will have that meaning herein;

     a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations;

     a reference to an entity includes any successor to that entity;

     words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa;

     a reference to "approval", "authorization" or "consent" means written approval, authorization or consent;

     a reference to a Part is to a Part of this Agreement or to a Part
     of a Schedule hereto and the symbol   followed by a number or some
     combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

     except as otherwise expressly provided, a reference to currency herein means United States Dollars and all amounts payable hereunder will be paid in United Stated dollars; and

     any currency conversions required under this Agreement will be converted at the Exchange Rate for the day on which such conversion is required.

SCHEDULES

1.3 Schedule A - Terms and conditions for Tecna Services attached hereto is incorporated in this Agreement by reference and is deemed to form a part hereof: If there is any conflict or inconsistency between the terms and conditions of the main body of this Agreement and the terms and conditions of Schedule A, the terms and conditions of the main body of this Agreement will govern.



                                 PART 2

                                  Term

TERM OF AGREEMENT

2.1 This Agreement will commence on the Effective Date and continue for three years (the "Term").

2.2 Except as provided in Part 11, this Agreement may not be terminated by either Party before the first anniversary of the Effective Date. After the first anniversary of the Effective Date, this Agreement may be terminated by either Party by providing six months written notice to the other Party. Any notice of termination given by either Party before the first anniversary of the Effective Date shall be deemed to have been received on the day following the anniversary of the Effective Date and shall be effective from that date.



                                 PART 3

                       PROJECT MANAGEMENT COMMITTEE


PROJECT MANAGEMENT COMMITTEE
3.1 Forthwith after the Effective Date, DynaMotive and Tecna will form a Project Management Committee. The Project Management Committee will be comprised of three representatives of DynaMotive and two representatives from Tecna.

DUTIES OF THE PROJECT MANAGEMENT COMMITTEE

3.2 The Project Management Committee will provide advice and assistance to DynaMotive and Tecna and in particular, will co-ordinate the development of the Technology;
     propose solutions for issues that may arise among any of the parties; and exchange cost and technical information related to the Technology, subject to the confidentiality provisions contained herein.


MEETING OF THE PROJECT MANAGEMENT COMMITTEE

3.3 The Project Management Committee will meet, in person or by teleconference or video conference, no less frequently than twice a month.

NOTICES OF THE PROJECT MANAGEMENT COMMITTEE

3.4 At least 7 days' notice of a meeting of the Project Management Committee given by any member thereof, specifying the purpose, time, date and location of such meeting in Vancouver, Canada, or such other location agreed to among the Parties represented on the Project Management Committee, will be deemed to be sufficient notice of such meeting.

QUORUM OF THE PROJECT MANAGEMENT COMMITTEE

3.5 Participation by a majority of the members of the Project Management Committee, including at least two representatives of DynaMotive on the Project Management Committee, will constitute a quorum at any regular meeting of the Project Management Committee, and any action to be taken by vote of the Project Management Committee will be authorized by vote of not less than a majority of those participants present at any such meeting at which a quorum is present and continuing, provided that such majority includes at least two representatives of DynaMotive on the Project Management Committee. The Project Management Committee may also act by the written consent of all members then in office.

DECISIONS OF THE PROJECT MANAGEMENT COMMITTEE

3.6 The Parties will be bound by all decisions of the Project Management Committee that are reached in accordance with this Part 3.

EXCHANGE OF INFORMATION FOR PROJECT MANAGEMENT COMMITTEE

3.7 As long as it is entitled to be represented on the Project Management Committee, DynaMotive and Tecna will, subject to the confidentiality requirements of each such Party, provide to the Project Management Committee access to its relevant technical information, including Intellectual Property Rights and Know-How, in order to ensure the co-ordination and optimization of the Technology; provided, however that such access will not constitute a license or any other right of any of any Party to use and exploit the Intellectual Property Rights or Know-How of the other Party.



                                PART 4

           TECHNICAL SUPPORT, CONSULTING, RESEARCH & PERSONNEL

TECHNICAL SUPPORT

4.1 Tecna will provide technical support, expertise, assistance and advice to DynaMotive related to all aspects of the Technology including:

           technological development;
           formulation of development strategies;
           technical planning;
           error identification and correction; and marketing.

4.2 DynaMotive will pay Tecna for the Services the sum of $100,000 per year during the Term of this Agreement as follows:

        (a) DynaMotive will pay Tecna in common stock 30 days from the Effective Date at the price $.80 per share for the first year of the Term of this Agreement up to the amount of $100,000;

        (b) DynaMotive will pay Tecna in common stock 30 days from the first anniversary of the Effective Date at the price equal to the simple average of the closing price as quoted on the OTC Bulletin Board or any other stock exchange on which DynaMotive stock is primarily trading at such time, for the 20 days preceding the first anniversary of the Agreement for the second year of the Term of this Agreement up to the amount of $100,000;

       (c)either Party may request that payment for the third year of the Term shall be made in common stock of DynaMotive then DynaMotive will pay Tecna in common stock 30 days from the second anniversary of the Effective Date at the price equal to the simple average of the closing price as quoted on the OTC Bulletin Board or any other stock exchange on which DynaMotive stock is primarily trading at such time, for the 20 days preceding the second anniversary of the Agreement for the third year of the Term of this Agreement up to the amount of $100,000; and

       (d)notwithstanding the foregoing, if a Party requests the payment of fees in cash in the third year of the Term then the payment of fees by DynaMotive to Tecna shall be $100,000 in cash for the third year of the Term of this Agreement.

PERSONNEL
4.3 Upon execution of this Agreement, Tecna will appoint one employee who is a suitably qualified and experienced engineer and shall be available 90% of their normal working hours to manage DynaMotive's account.

REPLACEMENT RIGHTS OF DYNAMOTIVE

4.4 DynaMotive will have the right to have replaced, the person appointed pursuant to 4.3 if, in DynaMotive's not unreasonable determination, such person is not performing satisfactorily. DynaMotive will provide specific written reasons for its determination. Upon receipt of such reasons, Tecna will use commercially reasonable effort to replace such appointee with an appointee whose qualifications and experience as an engineer are acceptable to DynaMotive, acting reasonably. Tecna will perform the replacement within a reasonable amount of time from receipt of written reasons from DynaMotive.

ADDITIONAL PERSONNEL

4.5 Tecna will, at DynaMotive's request, appoint additional employees who are suitably qualified and experienced to dedicate their normal working hours to the management of all aspects of the DynaMotive account at DynaMotive's expense as per Schedule A.

TECNA PARTNERS

4.6 Tecna may, with DynaMotive's consent in writing, which consent may be withheld for any reason, solicit the strategic advice of Tecna Partners, subject to any Tecna Partner entering into a confidentiality agreement on terms similar to those contained herein prior to the disclosure of any information related to DynaMotive, the Technology or Bio Oil, by Tecna to the Tecna Partner.

CONSULTING

4.7 Tecna will provide ongoing continuous consulting services to DynaMotive in the development of the Technology including:

          conducting studies to evaluate the potential for improvements in the efficacy, potency, cleanliness and applications of the Technology;

          keeping proper records and prepare appropriate documentation to permit a review of the work and evaluation as to the patentability and validity of the results of any experimentation, research and development; and

          providing regular reports as to the nature and results of its activities.

4.8 Tecna agrees that any study, research, experimentation or development shall be performed in accordance with agreed upon protocols and all applicable laws.

4.9 DynaMotive will have the right, but not the obligation, to monitor in conjunction with Tecna, the activities and goals towards which Tecna's activities should be directed in relation to the study, research, experimentation and development of the Technology, as agreed upon by the

Project Management Committee.

4.10 Tecna will ensure the safe handling and storage of all toxic or dangerous materials related to the study, research, experimentation and development of the Technology.

4.11 Tecna will provide recommendations on a regular basis as to the direction for the study, research, experimentation and development of the Technology, pursuant to the terms and conditions of this Agreement.

RESEARCH BY TECNA

4.12 Tecna will have the right to conduct research pursuant to its technical support obligations and consulting obligations with respect to the Technology and pursuant to the Technology License, provided that

      DynaMotive will be provided with full and complete access to all technical information relating to the Technology; and

      Tecna will not enter into agreements or arrangements with Third Parties or Tecna Partners for the conduct of any study, research, evaluation, etc. without the express written consent of DynaMotive, which consent may be given or withheld in DynaMotive's sole discretion, and provided that DynaMotive will have all the rights to any Intellectual Property Rights and Know-How developed under such agreements or arrangements as it would have if such research had been conducted on its behalf by Tecna and at no additional cost than if such research had been so conducted, and DynaMotive shall retain all Intellectual Property Rights in and to, the Technology and any Improvements or information or results arising therefrom. Any Third Party or Tecna partner will enter into a confidentiality and non-disclosure agreement on similar terms and conditions as contained herein prior to the disclosure of any confidential information by Tecna.

USE OF RESEARCH INFORMATION

4.13 Tecna will have no right to use the information derived from its study or research but only for such further research related to the Technology.

DISCLOSURE OF RESEARCH INFORMATION

4.14 Tecna will only disclose any information, derived from its research of the Technology, to DynaMotive or any Third Party as DynaMotive may direct from time to time in writing.

DISCLOSURE OF RESEARCH RESULTS

4.15 Tecna will promptly and fully disclose only to DynaMotive the results of its research conducted including any Intellectual Property Rights or Know-How developed in the course of any research, and DynaMotive will acquire all Intellectual Property Rights and obtain the rights to any Know-How relating to the Technology, including any Improvements to the Technology.

USE OF THE TECHNOLOGY IPR

4.16 In order to conduct its research, Tecna may use the Technology IPR's and Know-How, but only, subject to the rights obtained by or the licenses granted to Tecna under this Agreement, for such purpose.

ESTABLISHMENT OF FACILITIES

4.17 Tecna will perform its obligations under this Agreement at location to be mutually agreed by both parties. Tecna will provide reasonable access to any facility, site or location to DynaMotive wherein Tecna performs any of its obligations or services under this Agreement for the purpose of ensuring Tecna's compliance with the terms and conditions contained herein.



                                 PART 5

                                SERVICES

SERVICES

5.1 Tecna will provide the Services to DynaMotive and licensees of Technology pursuant to the terms and conditions set out in Schedule A.

RIGHT OF FIRST REFUSAL-EXCLUSIVIITY AS PROVIDER

5.2 The parties acknowledge their intent to enter into a preferred commercial relationship whereby certain exclusivity rights and a right of first refusal be provided to Tecna to supply certain services. Specific terms and conditions will be agreed upon by the parties within 180 days of this agreement.

     During the180 days from the date of this Agreement, Tecna and DynaMotive will work cooperatively to establish those services that will be provided on an exclusive basis to DynaMotive and those services that will be provided on a right of first refusal to Tecna. The Parties agree that within the 180 day period, Tecna will have a right of first refusal to project work required by DynaMotive or Licensors of DynaMotive.

     Tecna and DynaMotive may consider to establish a special purpose company to provide the above services. Fees under this heading are anticipated to reasonably reflect Tecna's standard fees for similar services in similar circumstances.

          Services envisaged to be provided under exclusive arrangement:

      (a) Technical development.

      (b) Conceptual and basic engineering.

      (c) Detailed engineering;

      (d) Control system services; conceptual engineering;

      (e) Engineering packages for licensees;

      (f) Licensees technical support during the project;

      (g) Commissioning and start-up assistance;

      (h) Post-sale technical support;


          Services envisaged to be provided under ritght of first refusal:

      (a) Construction of BioOil Units; and

      (b) Project management services.

CONDITIONS TO RIGHT OF FIRST REFUSAL

5.3 The right of first refusal set forth in 5.2 will apply only with respect:

     (a) to services that Tecna is reasonably competent to provide,

     (b) in circumstances where Tecna has the required resources ready and available to ensure the provision of the required services in a timely, efficient and effective manner, as when and where required by DynaMotive, and

     (c)in circumstances where DynaMotive has the authority with respect to the particular project to select Tecna as the provider of the services in question.

Following receipt of notice from DynaMotive setting forth the terms and conditions and other details of the services to which the right of first refusal applies, Tecna will confirm in writing to DynaMotive within 10 days whether it is willing to provide those services upon the terms and conditions set forth in the notice from DynaMotive. If Tecna fails to confirm its acceptance as provided herein, DynaMotive will be free to engage a third party to provide the services upon those terms and conditions. If DynaMotive can demonstrate reasonably that Tecna's price is 12.5% or more higher, or that its terms and conditions of service are materially less favourable to DynaMotive than those of other qualified service providers, Tecna may either adjust it price or terms and conditions as required to match the other service provider or decline to provide those services. If during any 12 month period Tecna declines to provide services to which the right of first refusal applies more than 30% of the time within any geographic area, Tecna's right to be the exclusive provider of services in that area under the right of first refusal will be cancelled. For the purposes of this 5.3, North America, South America, the European Union and Latin America are each deemed to be a geographic area and, in all other cases, a country will be deemed to be a geographic area.

TURN KEY PROJECTS

5.4 DynaMotive will make commercially reasonable efforts to recommend Tecna to Third Parties to be the provider of services similar to the Services under this Agreement related to EPC and EPCM work.

5.5 During the execution of the UK's Department of Trade and Industry (DTI) project in the UK, Tecna will act as owner-engineers on behalf of DynaMotive.

MARKETING

5.6 Tecna will assist in all aspects of marketing, promoting and selling the Technology in all relevant and applicable markets, as agreed upon by the parties.

FEES FOR ENGINEERING SERVICES

5.7 In addition to the Services to be provided herein by Tecna, DynaMotive may, by separate written purchase order, request that Tecna provide additional engineering services (the "Engineering Services"). DynaMotive will pay Tecna for the Engineering Services pursuant to the terms of Schedule A.

5.8 Tecna will invoice DynaMotive for the Engineering Services pursuant to the terms below, paid in cash, common shares and the issuance of non-transferable warrants as follows:

      The parties will determine an annual budget for engineering services by June 1 of each year and the fair market value of such services shall be paid for on the basis of 50% cash, and 50% in common shares valued according to 4.2(a), (b) and (c), plus the allotment of warrants equal in number to one-half the number of common shares which warrants shall be non-transferable, exercisable at $1.50 per common share and have a 3-year term from the date of issuance. The Warrant exercise price (after the 2001/2002 budget) shall be reset annually at a premium to the price of the shares set under 4.2(b) and (c). Shares and warrants shall be issued within 10 days of each calendar quarter commencing June 30, 2001.

      For the year commencing June 1, 2001 the agreed services to be provided by Tecna shall have an estimated fair market value of $480,000 plus the guaranteed amount of $100,000 under 4.2 for an aggregate of $580,000 at standard Tecna billing rates. This amount shall be paid for as follows:

                                           Payable
                               -----------------------------------
       Section      Amount      Cash        Shares      Warrants
       -----------------------------------------------------------
        4.2        $100,000                 125,000     62,500

        5.7        $480,000   $240,000      300,000     150,000

      For purposes hereof Tecna shall invoice monthly providing reasonable details of activities, results, and responsible personnel time recorded. DynaMotive shall pay cash portion monthly and shares and warrants quarterly by October 10, January 10, April 10 and July 10 of each year for the previous quarter.

INCENTIVES

5.9 Technology improvements / Efficiency gains. Both parties agree to negotiate in good faith progress milestones and incentive remuneration based on achievements of milestones. The milestones program to be agreed between the parties upon completion of the planned commissioning run for the DynaMotive's existing 10 TPD plant.

FEES FOR SERVICES TO LICENSEES

5.10 Regardless of the provisions of 5.7, if Tecna provides services to Third Parties on behalf of DynaMotive, Tecna and DynaMotive will negotiate the fees for such services based on the nature of the services and the scope and value of the project in question. The negotiated fees are anticipated to reasonably reflect Tecna's standard fees for similar services in similar circumstances.

EXPENSES
5.11 Reasonable travel, living and other expenses will be reimbursed to Tecna by DynaMotive at cost within 30 days of receipt by DynaMotive of an invoice for such expenses together with appropriate supporting invoices or other verification acceptable to DynaMotive acting reasonably.



                                 PART 6

                 INFORMATION, ASSISTANCE AND COOPERATION

PROVISION BY DYNAMOTIVE OF THE TECHNOLOGY

6.1 DynaMotive will provide Tecna with reasonable access to information related to the Technology subject to such restrictions, as DynaMotive may consider appropriate to safeguard confidentiality.

PROVISION OF TECHNICAL ASSISTANCE AND INFORMATION TO DYNAMOTIVE

6.2  Tecna will provide

     DynaMotive with reasonable access to information to all information in Tecna's control or possession related to the Technology; and

     DynaMotive with technical assistance and information in respect of the development of manufacturing processes and high volume manufacturing of Bio Oil and testing methodology relevant or useful for the Technology.

AVAILABILITY OF LATEST TECHNOLOGY

6.3 DynaMotive will make available to Tecna the Technology embodying the latest technology available.

NON-SOLICITATION OF EMPLOYEES

6.4 Other than any transfers and secondments of employees contemplated in this Agreement, no Party, will from the date of execution of this Agreement and until the expiry of one year after the termination or expiration of this Agreement, solicit for employment or employ any Person who is or was an employee of the other Party or induce any such employee to leave his or her employment with such other Party.



                                  PART 7

                    LICENSES, TRADEMARKS AND PATENTS

LICENSE OF THE TECHNOLOGY
7.1 DynaMotive hereby grants a non-exclusive, royalty free license to Tecna for the sole purpose of studying, evaluating, experimenting and researching to discover and evaluate the qualities, properties and benefits of the Technology and improve the Technology efficacy, potency and cleanliness in its current and prospective uses; and to develop further new uses for the Technology (the "Technology License") subject to the terms and conditions of this Agreement.

7.2 The Technology License shall be co-terminus with the expiration or termination of this Agreement.

TRADEMARK/BRAND USE

7.3 Nothing contained in this Agreement provides a licence to use any of the other Party's trademarks, tradenames or name in any manner whatsoever.

ACTION BY PARTIES TO PROTECT INTELLECTUAL PROPERTY FROM INFRINGEMENT

7.4 If Tecna becomes aware of any infringement of DynaMotive's Intellectual Property Rights by a Third Party, Tecna will immediately notify DynaMotive of such infringement and provide all reasonable assistance to DynaMotive in the prosecution or defence of DynaMotive's Intellectual Property Rights.



                                 PART 8

                            NON-COMPETITION

NON-COMPETITION BY TECNA

8.1 Tecna will not directly or indirectly, in sole proprietorship, in any partnership or joint venture or as an owner of more than 10% of the voting shares in the capital of any class of a corporation or in any other manner, compete with DynaMotive in the research, development, production, distribution, sale or service of the Technology during the Term of this Agreement and, for a period of 10 years following the termination or expiration of this Agreement.

PROCEEDINGS

8.2 Each Party will ensure that it does not, at any time, take any step or proceeding to have any of the provisions contained in this Agreement declared invalid or unenforceable or use any defence based on a claim of invalidity or unenforceability of any provision contained in this Agreement.



                                 PART 9

                  INTELLECTUAL PROPERTY & CONFIDENTIALITY

INTELLECTUAL PROPERTY OWNERSHIP

9.1 Notwithstanding anything to the contrary in this Agreement, all intellectual property and improvements, enhancements and modifications thereto; materials, documents, data, information, know-how, methodologies, techniques, opinions and suggestions of every kind and description supplied to Tecna by or on behalf of DynaMotive or prepared or developed by Tecna for improvements of the Technology, pursuant to this Agreement, shall be the sole and exclusive property of DynaMotive.

9.2 DynaMotive shall have the sole right to make whatever use it deems desirable of any of the same; provided that Tecna may retain copies of such materials if and to the extent required by applicable laws.

RETENTION OF MATERIALS

9.3 Unless otherwise required by law or the terms of this Agreement, all such DynaMotive property which Tecna shall have in its possession shall be maintained in a safe and secure place by Tecna for a period of not less than three years from the date of receipt thereof and shall be organized in such manner that it will be ready for immediate reference.

9.4 After three years or such longer period as may be required by applicable laws, Tecna will dispose of or deliver such property to DynaMotive in accordance with DynaMotive's written instructions.

9.5 If DynaMotive fails to give those instructions, Tecna will notify DynaMotive in writing of that fact and, if said instructions are still not forthcoming within 30 days of such notification then Tecna may destroy such property as it determines.

DISCLOSURE

9.6 Tecna will disclose promptly and fully to DynaMotive or its nominee any and all patentable inventions, discoveries, Know-How, methodologies, techniques and improvements learned, conceived or made by or on behalf of Tecna or its employees or agents relating to the Technology.

ASSISTANCE

9.7 Whenever requested to do so by DynaMotive, Tecna will execute (and will cause each and every one of its employees and agents to execute) any and all applications, assignments or other instruments and give testimony which DynaMotive shall deem necessary to apply for any obtain letters of patent, copyright or other similar protections available in the United States, Canada or any other country or to otherwise protect DynaMotive's interest therein provided that DynaMotive will reasonably compensate Tecna for any time devoted to said activities after the term hereof and to reimburse it for expenses incurred in connection therewith.

9.8 Tecna will include in every agreement with any of its investigators, scientists, employees, officers or agents a provision requiring such persons to acknowledge DynaMotive's exclusive ownership of all intellectual property rights related to the Technology and to assign to DynaMotive, on terms substantially similar to this section, all patentable inventions, discoveries, improvements, know-how, methodologies, techniques and other intellectual property relating to the Technology learned, conceived or made by or on behalf of such persons.

CONFIDENTIALITY OBLIGATIONS

9.9 During the Term and for a period of five years following its expiration or termination for any reason, each Party will, and will cause its directors, officers, employees and agents to, keep all Confidential Information disclosed to any of them by the other Party confidential and will not use or disclose such Confidential Information to any Person except to the extent such use or disclosure is expressly permitted or contemplated pursuant to this Agreement or any agreement contemplated herein;

       such use or disclosure is strictly necessary to enable the recipient of such Confidential Information to exercise its rights and perform its obligations under this Agreement or any agreement contemplated in this Agreement;

       such use or disclosure is required by applicable law;

       such information is in the public domain other than as a result of a breach of this Agreement or any agreement contemplated in this Agreement; or

       such use or disclosure is required pursuant to a final order or judgement of a court of competent jurisdiction and in such case the Parties will cooperate with one another to obtain an appropriate protective order or other reliable assurance that the confidentiality of such Confidential Information will be maintained.

PUBLICITY

9.10 Each Party will not, and will ensure that its Affiliates, directors, officers, employees and agents do not, release any publicity or advertising relating to this Agreement, the agreements and instruments entered into pursuant to this Agreement or the transactions contemplated hereunder and thereunder to any Third Party, including any news media organization, without the prior consent of the other Party.

TREATMENT OF CONFIDENTIAL INFORMATION

9.11 Each Party acknowledges that the Confidential Information of the other Party consists in part of information vital to the business and commercial prospects of the other Party and that such information is the special, valuable and unique property of the other Party and would not normally be disclosed to it. Accordingly, each Party agrees to act as a fiduciary of the other Party and to use commercially reasonable efforts to protect Confidential Information and keep it confidential using a standard of care no less than the degree of care that such Party would be reasonably expected to employ for its own Confidential Information.

ACTIONS TO PROTECT CONFIDENTIAL INFORMATION

9.12 Without prejudice to any other rights or remedies, in the event of litigation relating to a breach of the provisions of this Part 9, if a court of competent jurisdiction determines in a final, non-appealable order that any of such provisions has been breached, the Party in breach will indemnify and hold harmless the other Party for its costs and expenses (including reasonable legal fees and expenses) incurred in connection with all such litigation.

NO WAIVER BY VIRTUE OF NON-EXERCISE OF RIGHTS

9.13 No failure or delay by either Party or either Party's respective representatives in exercising any right, power or privilege under this Part 9 will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. No provision of this Part 9 may be waived or amended nor any consent given except in writing signed by a duly authorized officer of each Party so waiving or consenting.

CONFIDENTIALITY PROVISIONS EFFECTIVE ON EFFECTIVE DATE

9.14 The provisions contained in this Part 9 will take effect on the Effective Date, at which time they will supersede the terms and conditions contained in any previous agreement or undertaking between DynaMotive and Tecna.



                                 PART 10

                     WARRANTIES & LIMITED LIABILITY

WARRANTY

10.1 Except as expressly stated in this Agreement, DynaMotive makes no warranty, representation, condition, or covenant of any kind, express, or implied, oral or written, statutory or otherwise, all implied warranties, representations, conditions or covenants of merchantable quality or fitness for a particular purpose or warranties arising from a course of dealing or usage of trade or that any product to be developed as part of the agreement will become functional or does not infringe upon the Intellectual Property Rights of any Third Party are hereby expressly waived and disclaimed.

LIMITED LIABILITY

10.2 DynaMotive will not be liable to Tecna with respect to anything done or omitted to be done, in accordance with the terms of this Agreement or instructions properly received pursuant hereto, if done in good faith and with reasonable care and without wilful or wanton misconduct on DynaMotive's part.

10.3 DynaMotive will not be liable to Tecna for any act or omission that results in any claim, damage or legal action whatsoever for any act or omission of Tecna in performing any of obligations required of Tecna under this Agreement

INDEMNITY

10.4 Tecna will indemnify and hold DynaMotive harmless against any loss, claim, damage, judgement, liability or expense (including reasonable legal fees and expenses on a solicitor and his own client basis) resulting from direct act or omission of Tecna in connection with Tecna's performance or breach of its obligations under this Agreement.

10.5 DynaMotive will indemnify and hold Tecna harmless against any loss, claim, damage, judgement, liability or expense (including reasonable legal fees and expenses on a solicitor and his own client basis) resulting from direct act or omission of DynaMotive in connection with DynaMotive's performance or breach of its obligations under this Agreement.

10.6 Notwithstanding any provision to the contrary contained in this Agreement, neither of the parties shall be responsible for losses or consequential, indirect or special damages of any kind that arise from or are in any way related to the performance or breach of this Agreement except for a breach of an obligation under Part 9.

10.7 Except for a breach of an obligation under Part 9, the total liquidated damages against one Party by the other arising for any liabilities for failures to comply with obligations under this Agreement will be limits to an amount equal to 30% of the revenue generated by the item in question.

10.8 On a case by case basis, the parties will judge if DynaMotive requires additional insurance coverage for contingencies. If, such additional coverage is available on commercially reasonable terms and is recommended by Tecna, but DynaMotive decides not to obtain that coverage, Tecna will be released of any responsibility arising from such decision.




                                 PART 11

                               TERMINATION

TERMINATION WITHOUT CAUSE

11.1 Any Party may terminate this Agreement without cause by giving, at any time after the first anniversary of the Effective Date, at least six months' notice in writing of such termination.

TERMINATION FOR CAUSE

11.2 Subject to 11.3, 11.4 and 11.5, if a Party (a "Breaching Party") directly or indirectly commits a material breach of any provision of Part 9;

      commits a material infringement of any interest of another Party in Intellectual Property Rights or Know-How; and

      commits a material default in observing or performing any other material covenant, agreement or condition of this Agreement on its part to be observed;

      (each a "Fundamental Breach") the result of which is that it would be unconscionable for the other Party (the "Non-Breaching Party") to be obligated to continue to observe its covenants and obligations under this Agreement. The Non-Breaching Party may terminate this Agreement for cause.

NOTICE OF FUNDAMENTAL BREACH

11.3 A Party that determines that a Fundamental Breach has occurred may give written notice of such Fundamental Breach (the "Notice of Fundamental Breach") to the Breaching Party and a copy of such notice to each other Party, which notice will set out in reasonable detail the nature of the Fundamental Breach and will expressly refer to this Part 11.

CURING OF FUNDAMENTAL BREACH

11.4 A Breaching Party that receives a Notice of Fundamental Breach will have such reasonable period of time as is necessary to cure such breach, but in any event no more than 30 days from the date of receipt by it of a Notice of Fundamental Breach, and if such Breaching Party cures the Fundamental Breach which is the subject of the Notice of Fundamental Breach within such period, or the Party or Parties that gave notice of such Fundamental Breach under
12.3 waive such Fundamental Breach within such period, the rights of the Non-Breaching Parties under this Part 11 in respect of such Fundamental Breach will terminate.

Termination on Failure to Cure Fundamental Breach

11.5 If a Breaching Party does not cure a Fundamental Breach for which it has received a Notice of Fundamental Breach within the period of time prescribed in 11.4 and the Fundamental Breach is not waived in accordance with 11.4, the Non-Breaching Parties in respect of such Fundamental Breach may, by mutual agreement and by notice (the "Notice of Termination") to the Breaching Party, terminate this Agreement effective the date of the Notice of Termination. Unless so terminated, this Agreement will continue in full force and effect except as otherwise expressly provided herein and, except as otherwise agreed by the Non-Breaching Parties, the New Alliance will be deemed to continue between the Non-Breaching Parties.

TERMINATION OF SERVICE SCHEDULES

11.6 A Party may terminate a Service Schedule pursuant to the terms and conditions of the Service Schedule without terminating this Agreement.

NO LIMITATION OF REMEDIES

11.7 Nothing in this Part 11 is intended to preclude or limit in any way any Party's right to pursue any other remedy it may have against another Party, in law or in equity, in respect of a Fundamental Breach.




                                 PART 12

                  DISPUTE RESOLUTION AND APPLICABLE LAW

DISPUTE RESOLUTION

12.1  Any dispute between the parties in connection with the Agreement will first be attempted to be resolved by the parties through good faith negotiations and in connection therewith, either Party may request in writing that the other Party meet and commence such negotiations within a reasonable period of time (in no event later than seven days) after such request; if within seven days after commencement of negotiations, the parties cannot come to agreement, the parties will attempt to resolve the dispute by mediated negotiation and will use best efforts to agree on the choice of mediator within seven days of a request for mediation by one Party to the other;

      if the matter cannot be resolved by mediation within 14 days after the appointment of a mediator, or if the parties cannot agree on a mediator within seven days after a request of a Party to appoint a mediator, either Party may refer the matter to arbitration in accordance with the provisions set out below;

      any dispute between the parties which cannot be settled by negotiation or mediation will be determined by arbitration in accordance with the COMMERCIAL ARBITRATION ACT (British Columbia) and arbitration will be the exclusive method for final resolution of such dispute;

      there will be a single arbitrator who will be disinterested in the dispute or controversy and will be impartial with respect to all parties hereto. If the parties cannot agree on an arbitrator within seven days after the dispute going to arbitration, the appointment will be according to the COMMERCIAL ARBITRATION ACT (British Columbia);

      the determination of the arbitrator will be final and binding on the parties;

      each Party will bear its own costs in any such arbitration, provided that, if the arbitrator finds that any Party acted unreasonably he may, in his discretion, award costs against such Party;

      the arbitrator will have the discretionary authority to grant injunctive relief and specific performance as may be requested by a Party;

      any order of an arbitrator may be entered with a Court of competent jurisdiction for the purposes of enforcement;

      the place of arbitration will be Vancouver, British Columbia; and

      the arbitrator will give effect insofar as possible to the desire of the parties hereto that the dispute or controversy be resolved in accordance with good commercial practice, and the arbitrator will decide such dispute in accordance with the laws of British Columbia.

APPLICABLE LAW

12.2 This Agreement is and will be deemed to have been made in British Columbia and the construction, validity and performance of this Agreement will be governed in all respects by the laws of the Province of British Columbia. The parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia in regard to any claim or action arising out of this Agreement.



                                 PART 13

                                 GENERAL

MODIFICATIONS, APPROVALS, AND CONSENTS

13.1 No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by each of the Parties having rights under this Agreement at that time and then only in the specific instance and for the specific purpose given.

FURTHER ASSURANCES

13.2 The Parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

ENTIRE AGREEMENT

13.3 The provisions in this Agreement constitute the entire agreement between the Parties in respect of the matters agreed to or expressly contemplated herein and supersede all previous expectations, understandings, communications, representations and agreements, including the MOU, whether verbal or written among such Parties.

EXPENSES

13.4 Except as otherwise expressly stated in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement.

NOTICES

13.5 Every notice, request, demand, direction or other communication (a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing, in the English language, and delivered by hand (including recognized overnight courier service) in each case addressed as follows:

         if to DynaMotive at:
               105 -1700 West 75th Avenue
               Vancouver, British Columbia
               Canada, V6P 6G2

               Attention:   Andrew Kingston

               with a copy to
               Lang Michener
               1500 - 1055 West Georgia Street
               Vancouver, British Columbia
               Canada  V6E 4N7

               Attention:   Karl Gustafson

         if to Tecna at:
               Paseo Colon 439 - 6 floor Piso
               Buenos Aires
               Argentina C1063ACE

               Attention:   Ricardo Altube

         or to such other address as is specified by the particular Party by Notice to the others.

DEEMED RECEIPT

13.6 Any Notice delivered as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered as aforesaid if it was delivered on a day that was a Business Day or on the next day that is a Business Day if it was delivered on a day that was not a Business Day.

CHANGE OF ADDRESS

13.7 A Party may at any time, by Notice to the others, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

FORCE MAJEURE

13.8 No Party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control including acts of God, fire, flood, explosions, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority (each an "Intervening Event").

TIME LIMITS EXTENDED

13.9 Subject to 13.11, all time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

ELIMINATION OF INTERVENING EVENT

13.10 A Party relying on the provisions of 13.8 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require the Party to question or test the validity of any law, rule, regulation or order of any governmental authority or to complete its obligations if an Intervening Event renders completion impossible.

CONTINUATION OF INTERVENING EVENT

13.11 If an Intervening Event continues for more than 180 days and materially adversely affects the ability of a Party to perform its obligations hereunder, the Parties will use their best efforts to adapt the requirements of this Agreement and each other agreement contemplated in this Agreement in a manner that achieves to the greatest extent possible the economic, legal and commercial objectives of such Parties as evidenced in this Agreement and the agreements contemplated in this Agreement and, if they do not agree on the manner in which such requirements should be adopted within a further 90 days, any such Party may require the matter to be determined in accordance with Part 12.

ENUREMENT

13.12 This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

SEVERABILITY

13.13 If any provision contained in this Agreement is found by any court, arbitrator or Governmental Authority, for any reason, to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose; and

      the Parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid and enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision and of this Agreement and, failing the agreement of the Parties on such a substitution within 30 days after the finding of the court, arbitrator or Governmental Authority any Party may refer the matter for dispute resolution under Part 12.

SURVIVABILITY

13.14 Unless otherwise expressly provided in this Agreement, those provisions which by their nature are intended to survive the expiration or termination of this Agreement will survive and remain in effect for a period of three years following the expiration or termination of this Agreement. The provisions of
Part 8 (Non-Competition) shall survive for a period of 10 years, and the provisions of 9.9 (Confidentiality Obligations) shall survive for a period of five years, following the expiration or termination of this Agreement. The provisions of 9.1 shall continue in effect indefinately regardless of the expiration or termination of this Agreement

COOPERATION

13.15 The Parties will cooperate to apply for and obtain all necessary exemptions and rulings from applicable Governmental Authorities.

DEEMED TERM OF AGREEMENT

13.16 If the length of the term of this Agreement is found by any court, arbitrator or Governmental Authority to be invalid, illegal or unenforceable, the term of this Agreement will be deemed to be replaced by a term having the maximum length of time which is not invalid, illegal or unenforceable according to such court, arbitrator or Governmental Authority.

TIME OF THE ESSENCE

13.17 Time is of the essence in the performance of each obligation under this Agreement.

COUNTERPARTS

13.18 This Agreement may be executed in any number of notarial authentic copies, each of which will together, for all purposes, constitute one and the same instrument, binding on the Parties, and each of which will together be deemed to be an original.

NO PARTNERSHIP OR UNINCORPORATED JOINT VENTURE

13.19 The Parties expressly disclaim any intention to create or form a partnership or unincorporated joint venture among any of the Parties or any of the other corporations referred to in this Agreement.



IN WITNESS WHEREOF this Agreement has been executed by the Parties on the day and year first above written.


DYNAMOTIVE TECHNOLOGIES CORPORATION

Per:     /signature/

         Authorized Signatory


Per:     /signature/

         Authorized Signatory


TECNA S.A.

Per:     /signature/

         Authorized Signatory


Per:     /signature/

         Authorized Signatory